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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                             SFC ACQUISITION CORP.

                   AMENDED AND RESTATED AS OF MARCH 23, 1998

     The original certificate of incorporation was filed with the Secretary of State of Delaware on November 12, 1997. The corporation has not yet issued any capital stock or received any consideration therefor. This Restated Certificate of Incorporation was duly adopted by the Board of Directors on March 23, 1998 pursuant to and in accordance with (S)241 and 245 of the General Corporation Law of Delaware and restates, integrates and further amends the provisions of the corporation's certificate of incorporation as heretofore stated.

                                   ARTICLE 1

     The name of the corporation is: SUPERIOR FINANCIAL CORP.

                                   ARTICLE 2

     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE 3

     The nature of the business or purposes to be conducted or promoted is:

     To engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States of any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.
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     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation protection, improvement and enhancement in value thereof.

     To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

     In general, to posses and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

     The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

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                                   ARTICLE 4

     The total number of shares of all classes of stock which the corporation shall have authority to issue is 30,000,000 shares, of which 10,000,000 shares of the par value of $0.01 per share are to be Preferred Stock (hereinafter called "Preferred Stock") and 20,000,000 shares of the par value of $0.01 per share are to be Common Stock (hereinafter sometimes called "Common Stock").

                                    PART A

     (1) The Preferred Stock may be issued in such one or more series as shall from time to time be created and authorized to be issued by the board of directors as hereinafter provided.

     (2) The board of directors is hereby expressly authorized, by resolution or resolutions from time to time adopted providing for the issuance of Preferred Stock, to fix and state, to the extent not fixed by the provisions hereinafter set forth, the designations, powers, preferences and relative, participating, optional and other special rights of the shares of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, including (but, unless otherwise stated below, without limiting the generality of the foregoing) any of the following with respect to which the board of directors shall determine to make affirmative provisions:

          (a) the distinctive name and serial designation;

          (b) the annual dividend rate or rates and the dividend payment dates;

          (c) whether dividends are to be cumulative or non-cumulative and the participating or other special rights, if any, with respect to the payment of dividends;

          (d) whether any series shall be subject to redemption and, if so, the manner of redemption and the redemption price or prices;

          (e) the amount or amounts of preferential or other payments to which any series is entitled over any other series or over the Common Stock on voluntary liquidation, dissolution or winding up of the corporation;

          (f) any sinking fund or other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series or other dividends on the Common Stock;

          (g) any conversion, exchange, purchase or other privileges to acquire shares of any other series or of the Common Stock;

          (h) the number of shares of such series; and

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          (i) the voting rights, if any, of such series, including the right of such Preferred Stock to class voting or the right to vote together with the Common Stock, with such number of votes per share, or fractions of a share, as shall be determined by the board of directors, on any matter to be presented to the stockholders.

     (3) Each share of each series of Preferred Stock shall have the same relative rights and be identical in all respects with all the other shares of the same series.

     (4) Before the corporation shall issue any shares of Preferred Stock of any series authorized as hereinbefore provided, a certificate setting forth a copy of the resolution or resolutions with respect to such series adopted by the board of directors of the corporation pursuant to the foregoing authority vested in the board of directors shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the corporation by its Chairman of the Board of Directors, President or a Vice-President and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary and such certificate shall be filed and kept on file at the principal office of the corporation in the State of Delaware and in such other places as the board of directors shall designate.

     (5) Shares of any series of Preferred Stock which shall be issued and thereafter acquired by the corporation through purchase, redemption, conversion or otherwise may, by resolution or resolutions of the board of directors, be returned to the status of authorized but unissued Preferred Stock of the same series. Unless otherwise provided in the resolution or resolutions of the board of directors providing for the issue thereof, the number of authorized shares of Preferred Stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the board of directors and the filing of a certificate complying with the foregoing requirements. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the board of directors providing for the issuance thereof resume the status of authorized but unissued Preferred Stock, undesignated as to series.

                                    PART B

     (1) No holder of any of the shares of the Common Stock or the Preferred Stock, or any series thereof, of the corporation shall be entitled as of right to purchase or subscribe for any unissued shares of any such stock or series or of any additional shares of any class of stock or series to be issued by reason of any increase in the authorized capital stock of the corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of any class or series of the corporation, or carrying any rights to purchase stock of any class or series, but any such unissued or such additional authorized issue of any stock of any class or series, or other securities convertible into any stock of any class or series, or carrying any right to purchase any stock of any class or series, may be issued and disposed of pursuant to resolution of the board of directors of the corporation to such persons, firms, corporations or associations, upon such terms, as may be deemed advisable by the board of directors of the corporation in the exercise of its discretion. The corporation may from time to time issue its shares of stock of

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any class or series for such consideration as may be fixed from time to time by the board of directors and may receive in payment thereof, in whole or in part, cash, labor done, personal property or real property, whether tangible or intangible, or interests therein or leases thereof. In the absence of actual fraud in the transaction the judgment of the board of directors as to the value of such labor, personal property, real property or interests therein or leases thereof shall be conclusive. Any and all shares so issued for which the consideration so fixed shall have been paid or delivered shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payment in respect thereof.

     (2) The authority of the board of directors to provide for the issuance of shares of the Common Stock, and one or more series of the Preferred Stock, shall include, but shall not be limited to, authority to issue shares of the Common Stock and shares of any series of the Preferred Stock in any manner (including issuance pursuant to rights, warrants or other options) and for any purpose permitted by law, including for delivery as all or part of the consideration for or in connection with the acquisition of all or part of the stock of another corporation or of all or part of the assets of another corporation or enterprise, irrespective of the amount by which the issuance of such stock shall increase the number of shares outstanding (but not in excess of the number of shares authorized).

                                    PART C

     (1) Voting.  Except as may be provided otherwise in this Restated
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Certificate of Incorporation, at all meetings of stockholders of the corporation, each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock held. Holders of Preferred Stock shall have such voting rights, if any, as are designated by the board of directors of the corporation in accordance with Article 4, Part A hereof.

     (2)  Dividends.  Subject to Article 4, Part A hereof, dividends (payable in
          ---------
cash, shares or otherwise) may be paid on the Common Stock in such amounts and at such times as the board of directors of the corporation may determine in accordance with the Delaware General Corporation Law.

                                   ARTICLE 5

     The corporation is to have perpetual existence.


                                   ARTICLE 6

     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

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     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any by-law of the corporation.

     When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interest of the corporation.


                                   ARTICLE 7

     Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware as such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     Wherever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this

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corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class or creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


                                   ARTICLE 8

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                   ARTICLE 9

     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.



                                  ARTICLE 10

     The corporation shall indemnify its directors, officers, employees and agents to the full extent permitted under the Delaware General Corporation Law.

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     WE, THE UNDERSIGNED, being the Chief Executive Officer and Secretary of the corporation, for the purpose of amending and restating the certificate of incorporation pursuant to '' 241 and 245 of the Delaware General Corporation
Law, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 23rd day of March, 1998.



                                    /s/ C. Stanley Bailey
                                    --------------------------------
                                    C. Stanley Bailey
                                    Chairman of the Board and
                                    Chief Executive Officer


ATTEST:



/s/ Holly M. Hicks
-------------------------------
Holly M. Hicks
Secretary

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